                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ALLMERICA FINANCIAL CORPORATION
                        -------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                                04-3263626
        --------                                                ----------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                   440 Lincoln Street, Worcester, MA   01653
                   -----------------------------------------
            (Address of Principal Executive Offices)     (Zip Code)

                        ALLMERICA FINANCIAL CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN
                                      and
                        ALLMERICA FINANCIAL CORPORATION
                1996 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN
                -----------------------------------------------
                           (Full titles of the plans)

               John F. Kelly, Vice President and General Counsel
                        Allmerica Financial Corporation
                               440 Lincoln Street
                              Worcester, MA 01653
                              -------------------
                    (Name and address of agent for service)

                                 (508) 855-2615
                                 --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                 Proposed maximum     Proposed maximum
Title of securities to be      Amount to be    offering price per        aggregate offering   Amount of
 registered                  registered (1)         unit (2)              price(2)        registration fee
----------------------------------------------------------------------------------------------------------
Common Stock, $0.01
 par value per share         2,200,369 shares            $34.19 (2)          $75,230,616    $22,797.16 (2)
                               231,500 shares             27.50                6,366,250      1,929.17
                                68,131 shares            34.125                2,324,970        704.54
----------------------------------------------------------------------------------------------------------
Total                        2,500,000 shares                                $83,921,836    $25,430.87
----------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers 2,350,000 shares of Common Stock under the Allmerica Financial Corporation Long-Term Stock Incentive Plan and 150,000 shares of Common Stock under the Allmerica Financial Corporation 1996 Non-Employee Director Stock Ownership Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plans as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the Plans.

(2) Determined pursuant to Rule 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee and based upon the average of the high and low prices reported on the New York Stock Exchange on April 3, 1997.

This document contains 10 pages.  The exhibit index is located on page 8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Allmerica Financial Corporation ("Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission").

          (a) The Company's annual report on Form 10-K for the year ended December 31, 1996 as filed with the Commission on March 24, 1997;

          (b) The Company's current reports on Form 8-K dated February 3, 1997 and February 19, 1997 as filed with the Commission on February 5, 1997 and February 20, 1997, respectively, which current reports on Form 8-K should be read in conjunction with the financial statements included in the annual report on Form 10-K referred to in paragraph (a) above;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1996; and

          (e) The description of the Company's common stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A (No. 113754) filed with the Commission on September 19, 1995.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered hereunder has been passed upon by John F. Kelly, Vice President and General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Reference is also made to Section 102(b)(7) of the Delaware General Corporation Law, as amended, which permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of a corporation's directors for unlawful payment of dividends or unlawful stock purchase or redemption; exoneration from liability; contribution among directors and subrogation), or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Company's Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

     The directors and officers of the Company are covered under directors' and officers' liability insurance policies maintained by First Allmerica Financial Life Insurance Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     EXHIBIT NO.                    DESCRIPTION

          4.1 Allmerica Financial Corporation Long-Term Stock Incentive Plan (filed with the Commission on April 5, 1996 as Exhibit A to the Company's definitive Proxy
                                 ---------
                         Statement dated March 29, 1996 and incorporated herein by reference).

          4.2 Allmerica Financial Corporation 1996 Non-Employee Director Stock Ownership Plan (filed with the Commission on April 5, 1996 as Exhibit B to the
                                                        ---------
                         Company's definitive Proxy Statement dated March 29, 1996 and incorporated herein by reference).

          5              Opinion of John F. Kelly, Vice President and General
                         Counsel

          23.1 Consent of John F. Kelly, Vice President and General Counsel (contained in Exhibit 5)

          23.2           Consent of Price Waterhouse LLP

          24 Power of Attorney (included on signature page in Part II of the Registration Statement)

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement); and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on the 10th day of April 1997.

                    ALLMERICA FINANCIAL CORPORATION


                    By: /s/ John F. O'Brien
                        -------------------
                        John F. O'Brien
                        President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. O'Brien, Edward J. Parry, III and John F. Kelly, and each of them singly, his or her true and lawful attorneys or attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority or body, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, and ratifying and confirming our signatures as they may be signed by each attorney-in-fact and agent, or his substitutes, to this Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                 TITLE                                DATE
---------                 -----                                ----

/s/John F. O'Brien        President, Chief Executive Officer   April 10, 1997
------------------------  (Principal Executive Officer) and
John F. O'Brien           Director


/s/Edward J. Parry III    Vice President and                   April 10, 1997
------------------------  Chief Financial Officer
Edward J. Parry III       (Principal  Financial and Accounting
                          Officer)


/s/Michael P. Angelini    Director                             April 10, 1997
------------------------
Michael P. Angelini

/s/David A. Barrett       Director                             April 10, 1997
------------------------
David A. Barrett

/s/Gail L. Harrison       Director                             April 10, 1997
------------------------
Gail L. Harrison

/s/Robert P. Henderson    Director                             April 10, 1997
------------------------
Robert P. Henderson

/s/J. Terrence Murray     Director                             April 10, 1997
------------------------
Terrence Murray

/s/Robert J. Murray       Director                             April 10, 1997
------------------------
Robert J. Murray

/s/John L. Sprague        Director                             April 10, 1997
------------------------
John L. Sprague

/s/Robert G. Stachler     Director                             April 10, 1997
------------------------
Robert G. Stachler

/s/Herbert M. Varnum      Director                             April 10, 1997
------------------------
Herbert M. Varnum

/s/Richard M. Wall        Director                             April 10, 1997
------------------------
Richard M. Wall

                                 EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION                                                       PAGE

     4.1    Allmerica Financial Corporation Long-Term Stock Incentive Plan
            (filed with the Commission on April 5, 1996 as Exhibit A in the
                                                           ---------
            Company's definitive Proxy Statement dated March 29, 1996 and incorporated herein by reference)

     4.2    Allmerica Financial Corporation 1996 Non-Employee Director
            Stock Ownership Plan (filed with the Commission on April 5, 1996 as Exhibit B in the Company's definitive Proxy Statement dated
               ---------
            March 29, 1996 and incorporated herein by reference)

     5      Opinion of John F. Kelly, Vice President and General Counsel          9

     23.1   Consent of John F. Kelly, Vice President and General Counsel
            (contained in Exhibit 5)

     23.2   Consent of Price Waterhouse LLP                                       10

     24 Power of Attorney (included on signature page in Part II of the Registration Statement)